QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2005, relating to the financial statements of OSG Crude in the Registration Statement (Form F-1 No. 333-            ) and related prospectus of Double Hull Tankers, Inc. for the registration of 4,700,000 shares of its common stock.

/s/ ERNST &YOUNG LLP

New York, New York
August 4, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm